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                                                                    Exhibit 10.Z


                    AMENDMENT NO. 2 TO THE HUFFY CORPORATION
                         MASTER BENEFIT TRUST AGREEMENT


         WHEREAS, Huffy Corporation (the "Company"), as grantor, has established the Huffy Corporation Master Benefit Trust Agreement (the "Trust"), as amended and restated effective June 9, 1995; and

         WHEREAS, Bank One Trust Company, N.A., (the "Trustee") has agreed to serve as trustee of the Trust; and

         WHEREAS, Section 13.2 of the Trust permits amendment of the Trust Agreement in certain circumstances;

         NOW, THEREFORE, the Trust Agreement shall be amended as follows:

I. Article III of the Trust shall be amended in its entirety to read as follows:

                                   ARTICLE III
                                   -----------
                  PAYMENTS TO EXECUTIVES PURSUANT TO THE PLANS
                  --------------------------------------------

         3.1 USE OF SUB-TRUSTS AND ACCOUNTS. The Trustee shall, except as otherwise provided in Section 6.2 of the Trust, use the funds in the Sub-trust of a Participating Employer to make the payments required to be made to Executives and SERP Executives (hereinafter defined) of such Participating Employer pursuant to the Supplemental/Excess Benefit Plan, as amended ("SERP"), or pursuant to the Plans upon a Change of Control in accordance with the Payment Schedules delivered to the Trustee by such Participating Employer pursuant to Sections 4.1 and
         4.2. SERP Executives for purposes of payment under the SERP are defined on Schedule C, attached hereto ("SERP Executives"). Payments to the Trust and Sub-trusts for SERP Executives shall be those payments contemplated to be made to the SERP Executives annually in accordance with the SERP. Within each Sub-trust, the Trustee shall, to the extent instructed by a Participating Employer, pursuant to Section 5.2, establish Account(s) or, upon request of the Company, separate trusts, within a Sub-trust for a particular Executive or SERP Executive or class of Executives or SERP Executives. Each Participating Employer shall continue to be liable to make payments to Executives and SERP Executives to the extent such payments have not been made out of the Sub-trust of such Participating Employer. Any payment made from a Sub-trust to an Executive or SERP Executive shall, to the extent of such payment, be applied to reduce the Participating Employer's obligation to the Executive or SERP Executive under the Plans or SERP, as the case may be, in respect of which the payment was made.

         3.2 RESTRICTIONS ON SUB-TRUSTS. In no event shall the funds held in the Sub-trust of one Participating Employer be used to pay the obligations of another Participating Employer. In no event shall the funds held in a Sub-trust or Account or separate trust within such Sub-trust established for a particular Executive or SERP Executive or class of Executives or SERP Executives under Section 5.2 be used to pay the obligations of a Participating Employer with respect to any other Executive or SERP



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         Executive or class of Executives or SERP Executives. Although the assets of the Sub-trusts are subject to the creditors of the Company, the assets are otherwise not to be returned to the Company. Notwithstanding the foregoing provision of this Section 3.2, in the event that the funds held in an Account or a Sub-trust exceed the obligations of a Participating Employer pursuant to the SERP or to the Plans, with respect to the Executive or SERP Executive or class of Executives or SERP Executives for whom the Account or Sub-trust was established, funds may be transferred within such Sub-trusts from such Accounts or separate trusts to another Account or separate trust or, if all Accounts or separate trusts are funded such as to equal or exceed the obligations of Participating Employers, then the funds in excess of the obligations may be returned to the Participating Employer, all as directed by the Corporate Benefits Advisory Committee, SO LONG AS no Potential Change of Control has occurred, or if a Potential Change of Control has occurred, then in accordance with Section 5.4.

II. Section 4.1 of the Trust shall be amended by adding the following language at the end of the Section:

                  "Upon the occurrence of supplemental funding of the Trust under Section 5.2(b) by a Participating Employer, the Participating Employer shall deliver to the Trustee the schedule of SERP Executives and other information as reasonably needed by the Trustee pertaining to the SERP described in this Section 4.1; provided, however, that the delivery of Payment Schedules for all Plans shall occur upon the occurrence of a Potential Change of Control, as described above."

III. Section 5.2 of the Trust shall be amended and restated in its entirety to read as follows:

         5.2      INITIAL FUNDING OF TRUST.

                  (a) Concurrently with the execution of this Trust, the Company is delivering to the Trustee the sum of Ten Dollars to be held in the Sub-trust established hereunder by the Company and known as the "Huffy Corporation Sub-trust." The Sub-trust of a Subsidiary shall be initially established hereunder at the time the Subsidiary delivers an executed copy of its Adoption Agreement to the Trustee indicating that such Subsidiary has become a Participating Employer hereunder.

                  (b) The Company or any Subsidiary which has become a Participating Employer hereunder may from time to time contribute to the Trust such additional amounts as it determines in its discretion. The Company or such Subsidiary may instruct the Trustee to create an Account or Accounts or separate trusts within the Participating Employer's Sub-trust and shall designate the Executives or class of Executives to whom such funding and Account(s) shall apply. Any amount contributed by a Participating Employer shall be allocated to the Sub-trust maintained for the Participating Employer. Any such



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                           amount contributed by a Participating Employer which
                           has been designated as applicable to a particular Executive or SERP Executive or class of Executives or SERP Executives shall be deemed to be held in a separate Account within the Participating Employer's Sub-trust for the benefit of such Executives or SERP Executives or class of Executives or SERP Executives. Such Account shall be held pursuant to the terms of this Agreement generally applicable to a Sub-trust. Subject to the provisions of Section 3.2 and subject to the rights of the general creditors of a Participating Employer as described in Article VI of this Agreement, which apply in the event that a Participating Employer establishing the Account becomes Insolvent, the assets of the Account shall be held for the exclusive benefit of the Executives or SERP Executives or class of Executives or SERP Executives for whom it has been established.

                  (c) Upon the occurrence of a Potential Change of Control, each Participating Employer shall promptly contribute to the Trust, in cash or other property, the excess of (i) the amount determined under accepted actuarial principles to be necessary to fund the amounts payable to the Executives and SERP Executives of the Participating Employer under the Plans and the SERP, respectively, in accordance with such plans' terms and the Payment Schedules for the Executives and SERP Executives delivered to the Trustee pursuant to Section 4.1 and 4.2, over (ii) the balance in the Account or Accounts within the Sub-trust (or Sub-trusts) maintained for Executives and SERP Executives employed by that Participating Employer.

IV. Section 5.3 of the Trust shall be amended by deleting the words "the last sentence of" from the second and third lines of such Section.

V. Section 5.4 of the Trust shall be amended by changing each reference to "Section 5.2" to read "Section 5.2(c)" and by adding the following sentence at the end of Section 5.4: "Notwithstanding the foregoing, the SERP funds may only be returned to the Participating Employer in accordance with Section 3.2."

VI. Section 14.6 of the Trust shall be amended in its entirety to read as follows:

                  "14.6 TRUST BENEFICIARIES. Each Executive is an intended beneficiary under the Sub-trust and the Account or separate Account, if any, established for his benefit by his Participating Employer, and shall be entitled to enforce all applicable terms and provisions hereof with the same force and effect as if such person had been a party hereto."

VII. Schedule B shall be amended to include the following plan: Deferred Compensation Plan II, effective January 1, 1996.


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VIII.    Except as set forth in this Amendment, the Trust shall remain unchanged and in full force and effect. This Amendment supersedes and replaces Amendments dated June 9, 1995 and November 21, 1997.


         Executed as of this 2nd day of January, 1998.


HUFFY CORPORATION                               BANK ONE TRUST COMPANY, N.A.


By: /s/ Nancy A. Michaud                        By: /s/ Louis W. Feldmann, III
   ---------------------------                     -----------------------------
                                                     LOUIS W. FELDMANN, III
Title: Vice President                           Title:    Vice President
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